UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2022

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange and New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2022, Whirlpool Corporation (the “Company”), closed its offering of $300.0 million aggregate principal amount of 4.700% Senior Notes due 2032 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-255372), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “Commission”). On May 2, 2022, the Company filed a pricing supplement with the Commission relating to the Notes.

The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to repay, at maturity, all $300.0 million aggregate principal amount of the Company’s 4.700% Notes due June 1, 2022.

The Notes were issued under an indenture (the “Indenture”), dated March 20, 2000, between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association, as successor to Citibank, N.A.), as trustee, as supplemented by a Certificate of Designated Officers establishing the terms of, and providing for the issuance of, the Notes, a copy of which is filed as Exhibit 4.1 hereto. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, dated May 2, 2022 (the “Underwriting Agreement”), among the Company, as issuer, and BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

Kirkland & Ellis LLP, U.S. counsel to the Company, has issued an opinion addressed to the Company, dated May 4, 2022, regarding certain legal matters with respect to the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement and Certificate of Designated Officers does not purport to be complete and is qualified in its entirety by reference to the full text of each of the foregoing, which are filed with this report as Exhibits 1.1 and 4.1, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

1.1	Underwriting Agreement, dated May 2, 2022, among Whirlpool Corporation, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC.

4.1	Certificate of Designated Officers of Whirlpool Corporation, dated May 4, 2022.

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

May 4, 2022	By:	/s/ James W. Peters
	Name:	James W. Peters
	Title:	Executive Vice President and Chief Financial Officer